EXHIBIT 10.8

                                  GROUND LEASE

THIS LEASE made and entered into this 23rd day of February, 2000, by and between CHERRYWOOD DEVELOPMENT, LLC, a Kentucky limited liability company, whose mailing address is 2560 Richmond Road, Lexington, Kentucky 40502 (the "Lessor"), and FIRST SECURITY BANK OF LEXINGTON, a Kentucky banking corporation, whose mailing address is 400 East Main Street, Lexington, Kentucky 40507 (the "Lessee").

                              W I T N E S S E T H:

 Lessor and Lessee, for and in consideration of the keeping by the parties of their respective obligations hereinafter contained agree as follows:

                                    Article I

                                 Leased Premises

 Section 1.01.  Leased Premises.  Upon the terms and conditions  hereinafter set forth, and in consideration of the payment of rents and the performance by Lessee of the covenants and agreements, to be kept and performed by Lessee, Lessor does lease, let, and demise to Lessee and Lessee hereby leases from Lessor, the property situated, lying and being at ________________________, Lexington, Kentucky, being more particularly described as Lot No. 4 (consisting of 0.59 acres of land), as shown on the Final Recorded Plat of the Atkins Property, Unit 2-B, of record in Plat Cabinet ___, Slide ___, in the Fayette County Clerk's Office, together with certain easements for the benefit of the premises, all as described on Exhibit "A" attached hereto and incorporated herein by reference, and all other rights, privileges, easements and appurtenances belonging to or in any way pertaining to the premises (collectively, the "Leased Premises").

                                   Article II

                             Term; Options to Renew

 Section 2.01. Initial Term. The initial term of this Lease shall commence on the 1st day of April, 2000, or the sixtieth (60th) day following the recording of a "Subdivision Plat" described in Section 18.01(c) below, whichever shall occur last, and shall continue for a term of five (5) years thereafter, unless terminated sooner as provided below ("Initial Term"). Lessor and Lessee, upon written request of the other, shall execute a written addendum to this Lease setting forth the commencement date of the Initial Term.

 Section 2.02. Option to Renew. Provided that Lessee is not in default under the terms of the Lease, Lessee shall have the option to renew the term of this Lease for five (5) consecutive renewals terms of five (5) years each ("Renewal Term"), under the same terms and conditions as the initial term, except for rent as provided for in Article III below. Lessee shall exercise such option to renew by giving Lessor written notice not later than sixty (60) days prior to the expiration of the initial term, or the then-current renewal term, as the case may be.

                                   Article III

                                   Annual Rent

 Section 3.01. Annual Rent. During the term of this Lease (including the Initial Term and any Renewal Term), Lessee shall pay to Lessor, at the Lessor's address given above, or at such other places as the Lessor may from time to time designate in writing, annual rent as set forth below, in equal monthly installments, in advance, commencing on the 1st day of the first lease year, as follows:

   Lease Years                   Annual Rent                Monthly Rent

        1                         $55,000.00                $ 4,583.33*1
        2                         $60,000.00                $ 5,000.00
        3-5                       $68,000.00                $ 5,666.67
        6-10                      $74,800.00                $ 6,233.33
        11-15                     $82,280.00                $ 6,856.67
        16-20                     $90,508.00                $ 7,542.33
        21-25                     $99,558.80                $ 8,296.57
        26-30                     $109,514.68               $ 9,126.22

  *1 Notwithstanding the above, Lessee shall pay to Lessor rent for the first three (3) months of the first lease year, in the manner provided above, in monthly installments of Two Thousand Two Hundred Ninety One and 67/100
($2,291.67) Dollars, rather than Four Thousand Five Hundred Eighty Three and 33/100 ($4,583.33) Dollars.

      Section 3.02. Past Due Rent. If Lessee shall fail to pay any monthly installment of rent, within ten (10) days of its due date, such unpaid installment shall be subject to a penalty equal to five (5%) percent of the delinquent rental installment plus interest at the rate of eighteen (18%) percent per annum on the amount of the unpaid rental installment from the date it becomes delinquent until the date it is paid in full.

      Section 3.03. Costs Paid by Lessee. It is the intention and purpose of both Lessor and Lessee to create by this instrument a lease of the kind commonly referred to as a "Carefree Lease" or "Triple Net Lease", and accordingly, Lessee agrees to bear, pay for, and discharge not only such items as specifically agreed by the provisions of this Lease, but also all costs, charges, and expenses of every kind and nature to accomplish the purpose and objective of creating a "Carefree Lease" or "Triple Net Lease".

                                   Article IV

                                Payment of Taxes

      Section 4.01. Payment of Taxes. During the Initial Term and any Renewal Term, Lessee shall pay directly to the taxing authorities, and discharge as they become due, all ad valorem property taxes, and other assessments attributable to the Leased Premises; however, any ad valorem property taxes or other assessments for a tax year in which the Lease is effective for less than a full tax year shall be pro-rated between Lessor and Lessee as of the date of commencement of this Lease or the date of termination of this Lease. Lessee shall have the right, at its own expense, to challenge any tax or assessment; however, such challenge will not relieve the Lessee's obligation hereunder, if any, to pay such taxes promptly when due.

                                    Article V

                          Release/Subrogation/Insurance

      Section 5.01. Lessee's Release. Lessor, its agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about Leased Premises, resulting from the negligence of Lessee or arising out of the operation of Lessee's business on the Leased Premises and Lessee agrees, subject to the paragraph hereof captioned "Subrogation", to hold Lessor harmless from all claims.

      Section 5.02. Lessor's Release. Lessee, its agents, employees and servants shall not be liable, and Lessor waives all claims for damage to property and business sustained during the term of this Lease by Lessor occurring in or about Leased Premises, resulting from the negligence of Lessor, and Lessor agrees, subject to the paragraph hereof captioned "Subrogation", to hold Lessee harmless from all claims.

      Section 5.03. Liability Insurance. During the Lease Term, Lessee shall cause to be written a policy or policies of insurance in the form generally known as general public liability insurance. The policies shall insure Lessee against all claims and demands made by any person or persons for injuries received in connection with the operation and maintenance of the premises, improvements, and buildings located on the Leased Premises and for any other risk insured against by such policies. Each class of policies shall be written with limits of not less than One Million and No/100 ($1,000,000) Dollars per occurrence and Two Million and No/100 ($2,000,000) Dollars aggregate. All such policies shall name Lessee and Lessor (and any mortgagee of Lessor, provided Lessor advises Lessee in writing as to the name and address of any such mortgagee), as their respective interests may appear, as the insured persons. Lessee shall promptly deliver the original or a duplicate original of each policy or policies to Lessor as soon as they are written, together with adequate evidence of the fact that the premiums are paid.

      Section 5.04. Property Insurance. During the Lease Term, Lessee will keep insured any and all buildings and improvements upon the Leased Premises against all loss or damage by fire and windstorm, together with "all risk" coverage. The amount of insurance shall be for the full insurable value thereof, subject to usual and customary deductibles. Such insurance policy(ies) shall name Lessor (and any mortgagee of Lessor, provided Lessor advised Lessee in writing as to the name and address of any such mortgagee) as an additional insured.

      Section 5.05. Copies of Insurance Policies. Lessee shall deliver to Lessor copies of all such policies along with the receipted bills evidencing payment of the premiums for them. Such policies shall provide that Lessor shall be given thirty (30) days written notice prior to cancellation of any policy.

      Section 5.06. Limitations of Liability. Neither Lessor nor Lessee shall be liable to the other or anyone claiming by, through or under Lessor or Lessee, including an insurance carrier or carriers, for any damage to premises, property or business caused by any peril which is covered by standard "all risk" insurance or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it. All of the insurance policies required hereunder pertaining to the Leased Premises shall contain an endorsement by the respective insurance carriers waiving any and all rights of subrogation against Lessor and Lessee, and Lessor and Lessee will each deliver to the other evidence of such endorsement prior to the commencement of this Lease.

                                   Article VI

                     Improvements, Repairs, and Alterations

      Section 6.01. Improvements. During the term of this Lease, Lessee shall have the right, at Lessee's cost and expense, to construct on any part or all of the Leased Premises, at any time, and from time to time, such buildings, parking areas, driveways, and other similar and dissimilar improvements, as Lessee, from time to time determines, provided that (a) Lessee has obtained Lessor's prior written approval of such intended improvements and exterior landscaping (which such approval shall not be unreasonably withheld), and (b) such improvements shall be in compliance with all applicable building codes and ordinances, including, without limiting the generality of the foregoing, a banking facility, with a three
      (3) lane drive-thru window. Notwithstanding the above, any building constructed upon the Leased Premises shall be of a "Colonial Williamsburg" design, or other similar period design.

      Section 6.02. Repairs. During the term of this Lease, Lessee shall, at Lessee's cost and expense, keep and maintain or cause to be kept and maintained in repair and good condition (ordinary wear and tear and damage by fire or other casualty and taking by eminent domain excepted), all buildings and other improvements constructed on the Leased Premises, and shall use all reasonable precaution to prevent waste, damage or injury.

      Section 6.03. Alterations. During the term of this Lease, Lessee may, at Lessee's option and expense, at any time and from time to time, make such alterations, changes, replacements, improvements and additions in and to the Leased Premises, and the buildings and improvements thereon, as it may deem desirable, including the demolition of any building(s) and improvement(s) and/or structure(s) that now or hereafter may be situated or erected on the Leased Premises, provided that Lessee first obtains Lessor's written consent (which such consent shall not be unreasonably withheld).

      Section 6.04. No Duty to Construct. Nothing contained in this Lease shall impose an affirmative duty upon Lessee to construct any improvement on the Leased Premises at any time, or, if and when Lessee elects to construct an improvement, to replace or rebuild such improvement or to require the continued existence of such improvement; however (a) if Lessee fails to construct a banking facility and open said facility for business within three(3) years of the date of this Lease, or (b) if after a casualty loss, Lessee fails to rebuild such facility and reopen same within one (1) year of said casualty loss or such other mutually reasonable time period needed for Lessee to obtain all building approvals and/or insurance proceeds, then Lessor, at Lessor's election, shall have the right to terminate this Lease upon ninety (90) days prior written notice to Lessee. To the extent Lessor and Lessee cannot agree on a reasonable time period in excess of one year for Lessee to rebuild and reopen the banking facility after a casualty loss, Lessor and Lessee agree to submit the issue to binding arbitration.

      Section 6.05. Title to Improvements. During the term of this Lease, Lessee shall at all times have title to the buildings and other improvements which Lessee constructs on or under the Leased Premises. Except as set forth below, upon the expiration, termination or forfeiture of this Lease by any cause whatsoever, title to the buildings and other improvements located on the Leased Premises (excluding Lessee's personal property, equipment and trade fixtures, as more particularly described in Section
      17.01 and Section 17.02 below) shall automatically vest in Lessor. Notwithstanding the above, within ninety (90) days prior to the date of expiration of the initial term, or the then-current renewal term, as the case may be, Lessee may elect to remove from the Leased Premises the building and other improvements, restoring the Leased Premises to the same condition as required by Lessor under Section 18.01(e) below. If Lessee makes such an election, then Lessee shall give Lessor written notice of the election on or before the ninetieth (90th) day preceding the aforesaid expiration date, and shall cause to remove the building and other improvements on or before the aforesaid expiration date.

                                   Article VII

                             Use of Leased Premises

      Section 7.01. Use of Leased Premises. The Leased Premises may be used for a banking facility, with a three (3) lane drive-thru window, and related uses. Any other use of the Leased Premises shall require Lessor's prior written consent (which such consent shall not be unreasonably withheld, provided that Lessor may refuse to consent to a use which would cause a conflict with any other leases Lessor may have for other property adjoining the Leased Premises).

                                  Article VIII

                                    Utilities

      Section 8.01. Utilities. During the term of this Lease, payment of all utilities used upon or in connection with the Leased Premises shall be paid by Lessee directly to the provider of such utility services.

                                   Article IX

                                Mechanics' Liens

      Section 9.01. Mechanics' Liens. Lessee shall not subject Lessor's interest in the Leased Premises to any mechanics' or materialmen's liens or other lien of any kind, except to the extent that the creation of such lien or liens is specifically authorized by a provision in this Lease. Lessor shall have the right to post the Leased Premises with notices of non-responsibility for Lessee's improvements.

      Section 9.02. Discharge of Liens. Lessee shall not allow a lien or claim of any kind to be filed or claimed against Lessor's interest in the Leased Premises during the continuance of this Lease. If such lien is claimed or filed, Lessee shall notify Lessor as soon as it has knowledge of such lien and, if and when Lessor gives written notice to Lessee requiring removal of the lien from the Leased Premises, Lessee shall cause the Leased Premises to be released from the claim within thirty (30) days after receipt of such notice from Lessor. Lessee will cause such release either by paying to the court the amount necessary to relieve and release the Leased Premises from the claim, or in any other manner which, as a matter of law, will result, within the thirty (30) day period, in releasing Lessor and its title from the claim. In no event will Lessee permit the loss of the Leased Premises through lien foreclosure or otherwise.

                                    Article X

                 Default, Cumulative Remedies and Governing Law

      Section 10.01. Default by Lessee. Except as provided for in Section 10.02, if Lessee defaults in the payment of a monthly installment of rent, and fails to cure same within ten (10) days of Lessor's written notice thereof, or if Lessee fails to perform any other covenant or condition of this Lease, and fails to cure same within thirty (30) days of Lessor's written notice thereof, Lessor may declare this Lease terminated. In such an event, Lessor may re-enter upon any part of the premises and the building or buildings and improvements situated on it, either with or without process of law, Lessee waiving any demand for possession of the premises and all buildings and improvements situated thereon.

      Section 10.02. Restriction on Termination. Notwithstanding any other provisions contained in this Lease, in the event the Lessee is closed or taken over by the banking authority of the State of Kentucky, or other bank supervisory authority, the Lessor may terminate the Lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the Lease; provided, that in the event this Lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the next year succeeding the date of the surrender of the Leased Premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

      Section 10.03. Default by Lessor. If Lessor fails to perform any other covenant or condition of this Lease, and fails to cure same within thirty
      (30) days of Lessee's written notice thereof, Lessee may declare this Lease terminated.

      Section 10.04.  Remedies. In addition to the remedies set forth in Section
      10.01 and Section 10.02 above, Lessor and Lessee shall have all rights and remedies which the laws of the State of Kentucky assure to them; and all such rights and remedies shall be cumulative; that is, Lessor or Lessee may pursue all rights that the law and this Lease afford to them, in whatever order they may desire and the law permits without being compelled to resort to any one remedy in advance of any other.

      Section 10.05. Costs of Enforcement. If, at any time, either party is required to enforce this Lease or to defend any action arising out of the facts connected with or caused by reason of this Lease or occupancy of the Leased Premises, the party seeking enforcement or defending an action, if successful, shall be entitled to payment by the other party of all court costs and reasonable attorneys' fees incurred or expended in conducting the defense or in enforcing the terms of this Lease. Such amounts may be offset against rent, in the case of Lessee, or in the case of Lessor, collected as though it was rent then maturing and coming due.

      Section 10.06. Governing Law. All of the rights and remedies of the parties shall be governed by the provisions of this instrument and by the laws of the State of Kentucky.

                                   Article XI

                  Lessor's Representations/Warranties/Covenants

      Section 11.01. Lessor's Representations. Lessor represents, warrants and covenants that:

      (a) Lessor is lawfully seized of the Leased Premises and no other party has any right or option thereto or in connection therewith;

      (b) Lessor has full right and power to enter into this Lease with respect to the Leased Premises;

      (c) The Leased Premises are free from all encumbrances except those set out in Exhibit "B" attached hereto and incorporated herein;

      (d) There are no restrictions or stipulations or planning or zoning ordinances, laws, regulations or restrictions now in effect with respect to the Leased Premises that would prevent the construction and operation of a banking facility with a three (3) lane drive-thru window;

      (e) To the best of Lessor's knowledge, there are no environmental defects at, on or under the Leased Premises, and Lessor will provide Lessee with copies of all environmental studies it has obtained on the Leased Premises;

      (f) There are no pending or, to the best knowledge of Lessor, threatened condemnation proceedings or actions affecting the Leased Premises;

      (g) There are no pending or, to the best knowledge of Lessor, threatened actions or legal proceedings affecting the Leased Premises or Lessor's interest therein;

      (h)   There are no unpaid special assessments for sewer, sidewalk,  water,
            paving,   electrical   or  power   improvements   or  other  capital
            expenditures or improvements, matured or unmatured;

      (i) Lessor is not aware of any facts or circumstances which would materially adversely affect the use or value of the Leased Premises;

      (j) Lessor, to the best of Lessor's knowledge, knows of no reason why the ground would not be suitable for construction of a banking facility with a three (3) lane drive-thru window;

      (k) Lessor is not obligated on any contract, lease or other agreement, written or oral, with respect to the ownership, use, operation or maintenance of the Leased Premises, other than contracts, leases and agreements which have been disclosed to Lessee in writing;

      (l) The Leased Premises has access through the private street system constructed by Lessor as show on Exhibit "A", which private street system provides a valid means of ingress and egress to and from the Leased Premises, sufficient for Lessee's proposed use;

      (m) The Leased Premises has direct legal access to all utilities at or within the boundaries of the Leased Premises of sufficient capacity and type for Lessee's proposed use; and

      (n) Lessee's use of the Leased Premises as a banking facility with a three (3) lane drive-thru window does not violate any use clause or exclusivity clause in any agreement to which Lessor is a party.

      Section 11.02. Survival. All such representations, warranties and covenants set forth above shall survive the date of execution of this Lease.

                                   Article XII

                            Assignment and Subletting

      Section 12.01. Assignment and Subletting. Lessee may, at any time, assign this Lease or sublet all or any portion of the Leased Premises with the consent of Lessor, which shall not be unreasonably withheld; provided, however, that no such assignment or subletting shall operate to release Lessee from its liability under this Lease. Lessee shall provide Lessor with notice of any such assignment or subletting.

                                  Article XIII

                                  Condemnation

      Section 13.01. Eminent Domain. If, during the term of this Lease, all or any portion of the Leased Premises, or the improvements constructed thereon, is taken, appropriated or condemned by reason of eminent domain, Lessor and Lessee shall divide the proceeds and awards in the condemnation proceedings, abate the rent, and make other adjustments in a just and equitable manner under the circumstances. If Lessor and Lessee cannot agree on a just and equitable division, annual abatement of rent, or other adjustments within thirty (30) days after the award has been made, the disputed matters shall, by appropriate proceedings, be submitted to a court having jurisdiction of the subject matter for its decision and determination. If legal title to the entire premises is wholly taken by condemnation (or if the amount taken prevents the use of the remainder left following condemnation for Lessee's purposes, as determined in Lessee's reasonable judgment), the Lease shall be terminated as of the date of the taking.

      Section 13.02. Apportionment. Although title to the building and other improvements placed by Lessee upon the Leased Premises will pass to Lessor upon the expiration of the term of this Lease, for purpose of condemnation, the fact that Lessee created the improvements on the Leased Premises shall be taken into account. The deprivation of Lessee's use of the improvements shall, together with the remaining term of the Lease, be an item of damage in determining Lessee's portion of the condemnation award. It is the general intent of this Article that, upon condemnation, the parties shall share in their awards to the extent that their respective interests are depreciated, damaged, or destroyed by the exercise of the right of eminent domain. If the condemnation is total, the condemnation award shall be allocated so that the then value of the Leased Premises, as if it were unimproved property, is allocated to Lessor, and the then value of the improvements thereon is allocated between Lessor and Lessee after giving due consideration to the number of years remaining in the term of this Lease and the condition of the improvements at the time of condemnation. Specifically, if a condemnation award is granted within the Initial Term or the first renewal term of this Lease, the Lessee shall be entitled to one hundred (100%) percent of the award as it pertains to the building and other improvements so constructed. If a condemnation award is granted within either the second (2nd) or third (3rd) renewal terms, the Lessee shall be entitled to fifty (50%) percent of the award as it pertains to the building.

                                   Article XIV

                              Environmental Matters

      Section 14.01. Lessee's Covenant. Lessee covenants with Lessor that Lessee will not unlawfully generate, store or dispose of any Hazardous Substances (as defined below)on the Leased Premises. Lessee agrees to indemnify and hold Lessor harmless from any and all costs, expenses, damages or liabilities incurred by or imposed upon Lessor, directly or indirectly, arising out of or attributable to (a) the use, generation, storage, release, threatened release, discharge, disposal (on or off the Leased Premises) or presence on, under or about the Leased Premises of any Hazardous Substances relating to the operations of the Lessee or occupants on the Leased Premises after the commencement of this Lease; and (b) any release or threatened release of Hazardous Substances which are located in, at or under the Leased Premises after the commencement of the Lease. Lessee agrees that such indemnity shall include the continued migration of any Hazardous Substance which occurs because of any existing Hazardous Substance release after the commencement of the Lease.

      Section 14.02. Lessor's Representation and Warranties. To Lessor's best knowledge and belief, no toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601-9657, as amended) or any similar state or local laws relating to any such substances, wastes, pollutants or contaminants (collectively "Hazardous Substances") have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Leased Premises by Lessor or, to Lessor's best knowledge after diligent investigation, by any other owners or occupants of the Leased Premises.

      Section 14.03. Indemnification of Lessee. Lessor agrees to indemnify and hold Lessee harmless from any and all costs, expenses, damages or liabilities incurred by or imposed upon Lessee directly or indirectly, arising out of or attributable to (a) the use, generation, storage, release, threatened release, discharge, disposal (on or off the Leased Premises) or presence on, under or about the Leased Premises of any Hazardous Substances relating to the operations of the Lessor or owners or occupants on the Leased Premises at the commencement of this Lease or prior to such commencement; and (b) any release or threatened release of Hazardous Substances which are located in, at or under the Leased Premises as of the commencement of the Lease. Lessor agrees that such indemnity shall include the continued migration of any Hazardous Substance which occurs because of any existing Hazardous Substance release. Lessor's obligation to indemnify and hold Lessee harmless hereunder shall survive expiration or termination of the Lease. The disclosure to or acquisition of knowledge by Lessee prior to termination of the Lease of the current or past existence of Hazardous Substances on the Leased Premises or of possible claims or liability relating thereto, shall not modify, limit, waive or diminish the liability of Lessor under this paragraph.

                                   Article XV

                                  Subordination

      Section 15.01. Subordination. This Lease shall be subordinate to any mortgage or mortgages which may be placed upon the Leased Premises subsequently, but only if the mortgagee under any such mortgage shall covenant in writing that Lessee's leasehold interest under this Lease shall not be foreclosed or otherwise disturbed in any action brought under such mortgage if at the time of the bringing of an action to foreclose the Lessee is not in default in the payment of rent or in the performance of any other material obligation under this Lease, with due allowance to be given for the payment of any past due rent or for the correction of any other default by the Lessee within the period of any notice given or required to be given by the terms of this Lease.

                                   Article XVI

                                 Quiet Enjoyment

      Section 16.01. Quiet Enjoyment. So long as Lessee keeps and performs all of its covenants and conditions under this Lease, it shall have quiet, undisturbed, and continued possession of the premises, free from all claims against Lessor and all persons claiming under, by, or through Lessor.

                                  Article XVII

                                Personal Property

      Section 17.01. Personal Property. In the event that Lessee constructs improvements on the Leased Premises, it is possible that certain furniture, fixtures and equipment to be installed by the Lessee in the Leased Premises are or may be either leased by the Lessee or purchased by the Lessee from a lessor or conditional seller, otherwise hypothecated to a "Third Party". Therefore, all of such furniture, fixtures and equipment installed by the Lessee in the Leased Premises shall at all times be and remain personal property, regardless of the method in which the property of the Lessee and/or such "Third Party" is attached or fixed to the Leased Premises. The Lessor specifically agrees that its rights, if any in such furniture, fixtures and equipment shall at all times be subject and subordinate to the rights of any such "Third Party", it being specifically agreed by the Lessor that any such "Third Party" shall have the right to remove the furniture, fixtures or equipment from the Leased Premises in the event of the default of the Lessee in complying with any agreement relating to such furniture, fixtures and equipment. Lessee shall repair any material damage caused to the Leased Premises by any such removal at its expense. Lessor shall execute any additional waivers, consents or other documents reasonably required by Lessee or any such "Third Party" to effectuate the terms of this paragraph.

      Section 17.02. Bank Specific Systems and Equipment. Lessee shall have the right to remove all "bank specific systems and equipment" installed in or upon the Leased Premises, and used in the operation of the Leased Premises as a banking facility, including, but not limited to, night deposit box facilities, automated teller machines, safety deposit boxes, vault doors, teller deposit boxes, and drive-thru equipment and air tubes.

                                  Article XVIII

                               Execution of Lease

      Section 18.01. Execution of Lease. Lessor and Lessee are hereby executing this Lease, subject to Lessee's ability to obtain the following:

      (a) Written approval from Department of Financial Institutions, Commonwealth of Kentucky, and Federal Deposit Insurance Corporation, approving (i) Lessee's application for the establishment and operation of a branch bank, (ii) Lessee's operation of a branch bank upon the Leased Premises, and (iii) Lessee's entry into this Lease, upon the terms and conditions set forth herein;

      (b) Final approval of the Board of Directors of Lessee approving Lessee's entry into this Lease upon the terms and conditions set forth herein;

      (c) A copy of the recorded subdivision plat creating the Leased Premises ("Subdivision Plat"), which plat shall be in substantial conformity with Exhibit "A";

      (d) All necessary zoning and building permits, including signage permits, and all other government agency approvals necessary for (i) the construction of a banking facility with a three (3) lane drive-thru window, (ii) the creation of not less than two (2) proper curb cuts permitting ingress and egress to and from Walden Drive to the Leased Premises, and the natural flow of vehicular traffic on the Leased Premises, and (iii) the displacement of surface water collected upon the Leased Premises into a retention basin to be constructed by Lessor, on Lessor's remaining property, as shown in yellow on Exhibit "A" to this Lease;

      (e) Evidence that Lessor, in compliance with all applicable ordinances, regulations and codes, has completed the development of the subdivision known as Adkins Property, Unit 2-B, Lexington, Kentucky ("Subdivision"), but not limited to (i) the completion of the Subdivision's private street system as shown on the Subdivision Plat, including all entries from Tates Creek Road, (ii) the installation of all underground utilities (water, gas, electric, sanitary sewer, and storm sewer) services for the Subdivision, and has brought same to the boundary of Leased Premises, with all such services to be of sufficient capacity to permit Lessee to operate upon the Premises the proposed banking facility, (iii) the construction the retention basin on Lessor's remaining property, as shown in yellow on Exhibit "A" to this Lease, and constructed all ancillary drainage swells and/or lines necessary to permit the natural flow of service water from the boundary of the Leased Premises to said retention easement, and (iv) final grade of the Leased Premises, leaving said premises in a condition suitable for site development.

           Lessee agrees to use its best efforts to obtain the approvals set forth in subparagraphs (a), (b) and (d) above.

           Section 18.02. Lessee's Right to Cancel Lease. Lessee shall have the right to terminate this Lease, without further obligations to Lessor, if Lessee, within ninety (90) days of the date of execution of this Lease, has been unable to obtain all of the necessary approvals set forth in Section 18.01 above, to Lessee's reasonable satisfaction. If Lessee is unable to obtain all of the necessary approvals referred to in Section 18.01 above, within said period, and same be as a result of the failure of Lessor to complete the development of the subdivision and to record the Subdivision Plat, then Lessee may extend said period for an additional period ending the sixtieth
           (60th) day following the recording of the Subdivision Plat. Upon the expiration of the ninety (90) day period (or as the case may be, the extended period), Lessee shall give written notice to Lessor advising Lessor of Lessee's intent to cancel this Lease. Failure to provide Lessor with such notice shall constitute Lessee's waiver of the right to terminate this Lease.

                                   ARTICLE XIX

                             FIRST RIGHT OF REFUSAL

           Section 19.01. First Right of Refusal. If Lessor receives from a third party a bona fide offer to purchase the Leased Premises, before Lessor may accept such an offer, Lessor must first give written notice to Lessee of said offer. Lessee shall have thirty (30) days from the date of receipt of said offer, to provide Lessor with written acceptance of the offer, upon the same terms and conditions as set forth therein (but in addition thereto, such sale shall include all rights of Lessor in and to this Lease). If Lessee accepts said offer, closing shall take place within sixty (60) days from the date of acceptance. Lessee may elect to assign Lessee's rights to purchase the Leased Premises to the parent of the Lessee, a subsidiary of the Lessee, or other entity wholly owned by Lessee or its parent. If Lessee fails to accept said offer within the thirty
           (30) days provided herein, Lessor may proceed to sell to said third party in accordance with the terms of the offer. If Lessor has not consummated a sale within one hundred eighty (180) days after the expiration of Lessee's option rights hereunder, the restrictions and options herein provided shall be restored and shall continue in full force and effect, and so long as these restrictions and options remain in effect the Lessor shall not thereafter sell or transfer the Leased Premises without first giving the Lessee notice as herein provided and otherwise complying with the foregoing provisions.

                                   ARTICLE XX

                                  Miscellaneous

           Section 20.01. Force Majeure. If Lessor or Lessee is delayed, hindered, or prevented from performing any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, the act, failure to act or default of the other party, war, or other reason beyond its control, then performance of the act shall be excused for the period of the delay. In that event, the period for the performance of the act shall be extended for a period equivalent to the period of the delay.

           Section 20.02. Estoppel Certificates. Lessor or Lessee shall, without charge, at any time and from time to time hereafter, within fifteen
           (15) days after the others' written request of the other, certify by instrument duly executed and acknowledged to any mortgagee or purchaser or proposed mortgagee or proposed purchaser, or any other person, firm, or corporation specified in the request as to:

           (a) Whether this Lease has been supplemented or amended, and, if so, the substance and manner of the supplement or amendment;

           (b) The validity and force and effect of this Lease, in accordance with its tenor as then constituted;

           (c)  The existence of any default thereunder;

           (d) The existence of all offsets, counterclaims, or defenses thereto on the part of the other party;

           (e) The commencement and expiration dates of the term of this Lease; and

           (f) All other matters that may reasonably be so requested.

           Any such certificate may be relied upon by the party who requested it ad any other person, firm, or corporation to whom it may be exhibited or delivered, and the contents of the certificate shall be binding on the party executing it.

           Section 20.03. Short Form of Lease. Lessor or Lessee shall, at any time, at the other's request, promptly execute duplicate originals of an instrument, in recordable form, which shall constitute a short form of lease. This will set forth a description of the Leased Premises, the term of this Lease, and any other portion thereof, except for the rental provisions, requested by either party.

           Section 20.04. No Personal Recourse. No personal liability shall attach to any of Lessee's present or future shareholders, officers, or directors, for any obligation hereunder or in connection herewith.

           Section 20.05. Income Tax Deductions and Credits. Only Lessee may take deductions and credits on its tax returns for the buildings, structures, improvements, changes, alterations, repairs, additions, and installations, and for their depreciation or cost recovery.

           Section 20.06. Covenants Running with Land; Binding Effect. All covenants, conditions, and obligations contained herein or implied by law are covenants running with the land and shall attach and bind and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors, and assigns, except as otherwise provided herein.

           Section 20.07. Non-waiver. No waiver of a breach of any covenant in this Lease shall be construed to be a waiver of any succeeding breach of the same covenant. No delay or failure by either party to exercise any right under this Lease, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

           Section 20.08. Holding Over. If Lessee shall remain in possession of the Leased Premises after the expiration or other termination of this Lease, Lessee shall be deemed a tenant of the Leased Premises from month to month and subject to all the terms and provisions of this Lease, except only as to the term of this Lease.

           Section 20.09. Written Modifications. No modification, release, discharge, or waiver of any provision hereof shall be of any force, effect, or value unless signed in writing by the party foregoing its rights, or such party's duly authorized agent or attorney.

           Section 20.10. Entire Agreement. This instrument contains the entire agreement between the parties hereto as of this date. The execution hereof has not been induced by either party by representations, promises, or understandings not expressed herein. There are no collateral agreements, stipulations, promises, or undertakings whatsoever upon the respective parties in any way touching the subject matter of this instrument which are not expressly contained in it.

           Section 20.11. Notices. All notices between the parties in connection with this Lease shall be in accordance with its terms. Notice shall be given by registered or certified mail, deposited in the United States mails with postage prepaid. The notices shall be addressed as follows:

           For Lessor:

                  Cherrywood Development, LLC
                  3399 Tates Creek Road
                  Lexington, Kentucky 40502

           With a copy to:

                  Mr. Phil Greer
                  P.O. Box 54465
                  Lexington, Kentucky 40555-4465

           For Lessee:

                  First Security Bank of Lexington
                  Attn: Julian Beard, President
                  400 East Main Street
                  Lexington, Kentucky 40507

           With a copy to:

                  Fleming, Horstmeyer & Fleming
                  Attn: Kermin E. Fleming
                  200 West Vine Street

                  Suite 700
                  Lexington, Kentucky 40507

           Either party may change the place for giving notice by written notice in the manner set forth in this Section.

           Section 20.12. Liability Continued. All references to Lessor and Lessee mean the persons who, from time to time, occupy the positions, respectively, of Lessor and Lessee. However, this shall not be construed as relieving a person of any liability incurred by reason of or in connection with it having been Lessor or Lessee at one time.

           Section 20.13. Real Estate Broker. Lessor and Lessee, each to the other, acknowledge that they have not utilized the services of a real estate broker licensed under the laws of the State of Kentucky in connection with this transaction. Lessor and Lessee agree to hold the other harmless from any and all claims from any such real estate broker, agent, realtor or others, asserting a claim for such a commission through said party.

           Section 20.14. Headings. Headings in this Lease are for convenience and reference only and shall not be used to interpret or construe its provisions.

           Section 20.15. Time of Essence. Time is expressly declared to be of the essence of this Lease.


           Section 20.16.  Exhibits.  Attached hereto are certain
           exhibits, all of which are hereby incorporated herein as an integral part of this Lease.

           IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals, the day and year above written.

                                     LESSOR:

                                       CHERRYWOOD DEVELOPMENT, LLC,
                                       a Kentucky limited liability company

                                       BY: RML Construction, RLLP
                                       Kentucky registered limited liability
                                       partnership, Member

                                       BY: /s/ D.Ray, Ball, Jr.
                                           D. RAY BALL. JR., Managing Member

                                       BY: /s/ Phil G. Greer
                                           PHIL G. GREER, Member

                                       BY: /s/ Frank Sadler
                                           FRANK SADLER, Member

                                     LESSEE:

                                       FIRST SECURITY BANK OF LEXINGTON,
                                       a Kentucky banking corporation

                                       BY:/s/ Julian E. Beard
                                          JULIAN BEARD, President

STATE OF KENTUCKY

COUNTY OF FAYETTE

 The foregoing instrument was subscribed, sworn to, and acknowledged before me on this the 24th day of February, 2000, by D. Ray Ball, Jr., as Managing Member of RML Construction RLLP, a Kentucky registered limited liability partnership,on behalf of said partnership, as Member of Cherrywood Development, LLC a Kentucky limited liability company, on behalf of said company.

My Commission Expires:



NOTARY PUBLIC, STATE AT LARGE


STATE OF KENTUCKY

COUNTY OF FAYETTE

 The foregoing instrument was subscribed, sworn to, and acknowledged before me on this the 23rd day of February, 2000, by Julian Beard, as President of First Security Bank of Lexington, a Kentucky banking corporation, on behalf of said corporation.

My Commission Expires:June 14, 2000



/s/ Donna Ann Collins

NOTARY PUBLIC, STATE AT LARGE



Prepared By:

Fleming, Horstmeyer & Fleming
200 West Vine Street

Suite 700
Lexington, Kentucky 40507
(606) 255-6806

BY:/s/Kermin E. Fleming
   KERMIN E. FLEMING